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                                                                     Exhibit 10g



                                     FORM OF
                       NONQUALIFIED STOCK OPTION AGREEMENT



         NONQUALIFIED STOCK OPTION AGREEMENT dated as of _________________, between WHITMAN CORPORATION, a Delaware corporation (the
         "Corporation"), and _____________, an employee of the Corporation or one of its a subsidiaries (the "Holder").

         WHEREAS, the Corporation desires, by affording the Holder an opportunity to purchase shares of the Corporation's Common Stock as hereinafter provided, to carry out the purposes of the Corporation's 1982 Stock Option, Restricted Stock Award and Performance Award Plan (the "Plan"), as approved by the shareholders of the Corporation on May 6, 1982, and as amended by the Board of Directors on June 19, 1992;

         WHEREAS, the Management Resources and Compensation Committee of the Board of Directors of the Corporation (the "Committee") has duly made all determinations necessary or appropriate to the grant hereof;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which in hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

         1. The Corporation hereby irrevocably grants to the Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option"), to purchase _____ shares of Common Stock of the Corporation on the terms and conditions herein set forth.

         2. For each of said shares purchased, the Holder shall pay to the Corporation $______ per share (the "Option Price").

         3. Subject to the provisions of paragraphs 7, 8 and 9 hereof, this Option shall be for a term of ten years from the date hereof and shall become exercisable as to one-third of the shares covered by this Option on the first anniversary hereof, as to two-thirds of the shares covered by this Option on the second anniversary hereof (reduced by such number of shares as may have therefore been purchased hereunder after the first anniversary), and as to all shares covered by this Option and not theretofore purchased on the third anniversary hereof. The Corporation shall not be required to issue any fractional shares upon exercise of this Option, and any fractional interests resulting from the calculation of the number of shares in respect of which this Option may be exercised prior to the third anniversary hereof shall be rounded down to the nearest whole share. Except as provided in paragraphs 7, 8 and 9 hereof, this Option may not be exercised unless the


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Holder shall, at the time of exercise, be an employee of the Corporation or one of its "subsidiaries" as defined in the Plan.

         4. This Option may be exercised only by one or more notices in writing of the Holder's intent to exercise this Option, delivered to Muriel E. Ramsey, Manager of Administrative Services, at the Corporate office or, at the risk of the Holder, mailed to Muriel E. Ramsey, Manager of Administrative services, at the Corporate office, and accompanied by payment by check to the Corporation in an amount equal to the aggregate Option Price of the total number of whole shares then being purchased.

         5. Following the exercise of this Option, the Corporation will advise the Holder of the applicable Federal and state income taxes required to be withheld by reason of such exercise. Thereupon, the Holder shall forthwith deliver to the Corporation a check payable to the Corporation or the subsidiary of the Corporation which employs the Holder, as the case may be, representing said taxes.

         6. This Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Holder, only by the Holder.

         7. In the event of the termination of employment of the Holder with the Corporation or one of its subsidiaries, other than by reason of retirement pursuant to Corporation policy, the Holder may exercise this Option at any time within three months (or one year, if the Holder is permanently disabled within the meaning of Section 105(d)(4) of the Federal Internal Revenue Code) after such termination, but only if and to the extent this Option was exercisable at the date of termination, and in no event after the date on which this Option would otherwise terminate; provided, however, if such termination was for cause or a voluntary termination without the written consent of the Corporation, then this Agreement shall be of no further force or effect and all rights of the Holder under this Option shall thereupon cease.

         8. In the event of the termination of employment of the Holder with the Corporation or one of its subsidiaries by reason of retirement pursuant to Corporation policy, then all shares subject to this Option shall be deemed to be fully exercisable, and, subject to paragraph 9 hereof, this Option shall be exercisable by the Holder at any time up to and including (but not after) the date on which this Option would otherwise terminate.

         9. In the event of the death of the Holder (i) while he is employed by the Corporation or one of its subsidiaries or retired pursuant to Corporation Policy, (ii) within three months after termination of the Holder's employment (other than a termination by reason of permanent disability within the meaning of Section, 105(d)(4) of the Code), or (iii) within one year after termination of the Holder's employment by reason of such disability, then this option may be exercised by the legatees of the Holder under his last will, or by his personal representatives or distributees, at any time within a period of nine months after the Holder's death, but



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only if and to the extent this Option was exercisable at the date of death
(unless death occurs while the Holder is employed by the Corporation or one of its subsidiaries, in which case all shares subject to this Option Shall be deemed to be fully exercisable), and in no event after the date on which this Option would otherwise terminate.

         10. If, prior to the termination of this Option, the number of outstanding shares of Common Stock of the Corporation Shall be increased or decreased by reason of a stock split, stock dividend, reverse stock split or combination thereof, then the number of shares at the time subject to this Option, the number of shares reserved for issuance pursuant to exercise hereof, and the Option Price per share shall be proportionately adjusted without any change in the aggregate Option Price therefor.

         11. If, prior to the termination of this Option, the outstanding shares of Common Stock of the Corporation shall be affected by any change other than those specifically mentioned in the preceding paragraph (e.g., by reason of a recapitalization, merger, consolidation exchange of shares, and the like), then the aggregate number and class of shares thereafter subject to this Option and the Option Price thereof, and the number and class of shares reserved for issuance pursuant to exercise hereof, may be appropriately adjusted in such manner as the Committee shall in its sole discretion determine to be equitable and consistent with the purposes of the Plan. Such determination shall be conclusive for all purposes of this option.

         12. This Option and each and every obligation of the Corporation hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advise of counsel, that the listing, registration, or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of this Option or the purchase of shares hereunder, this Option may not be exercised in whole or in part unless and until such listing, registration, qualification consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation.

         13. In the event of a "change in control", as that term is defined in the Plan the Holder shall have all of the rights specified in Paragraph 10(A) of the Plan.

         14. Nothing herein contained shall confer on the Holder any right to continue in the employment of the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate the Holder's employment at any time; confer on the Holder any of the rights of a shareholder with respect to any of the shares subject to this Option until such shares shall be issued upon the exercise of this Option; affect the Holder's right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the



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Corporation or any of its subsidiaries; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Holder, adversely affect the Holder's rights under this Option.

         IN WITNESS WHEREOF, the Corporation has caused this Nonqualified Stock Option Agreement to be duly executed by an officer thereunto duly authorized, and the Holder has hereunto set his hand, all as of the day and year first above written.

                                       WHITMAN CORPORATION

                                  By:
                                       -----------------------------------------
                                                Senior Vice President


                                       -----------------------------------------
                                                       Holder



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